Exhibit 5.1

1735 Market Street, 51st Floor
Philadelphia, PA 19103-7599
TEL  215.665.8500
FAX:  215.864.8999
 www.ballardspahr.com

October 18, 2018

OpGen, Inc. 708 Quince Orchard Road Suite 205 Gaithersburg, Maryland 20878

RE: OpGen, Inc.
Ladies and Gentlemen:

We have acted as counsel to OpGen, Inc., a Delaware corporation (the “Company”), in connection with (i) a Registration Statement on Form S-3 (Registration No. 333-213356) (the “Registration Statement”) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and declared effective by the Commission on September 9, 2016, (ii) a preliminary prospectus supplement, dated October 17, 2018 (the “Preliminary Prospectus Supplement”) to the prospectus which forms a part of the Registration Statement, and (iii) a final prospectus supplement, dated October 18, 2018 (the “Final Prospectus Supplement”) to the prospectus which forms a part of the Registration Statement, relating to the public offering of (a) 2,220,000 shares (the “Firm Shares”) of common stock of the Company, $0.01 par value per share (the “Common Stock”), pursuant to that certain Underwriting Agreement, dated October 18, 2018, by and between the Company and Aegis Capital Corp. (the “Underwriting Agreement”), and (b) up to an additional 330,751 shares (the “Option Shares,” and together with the Firm Shares, the “Shares”) of Common Stock to cover any over-allotments, if any, pursuant to the Underwriting Agreement.
We have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Amended and Restated Certificate of Incorporation of the Company together with all amendments thereto; (ii) the Certificate of Correction to the Amended and Restated Certificate of Incorporation; (iii) the form of Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock; (iv) the Amended and Restated Bylaws of the Company; (v) the Registration Statement and the exhibits thereto; (vi) the Prospectus; (vii) the Purchase Agreement; (viii) such other corporate records, agreements, documents and instruments; and (ix) such certificates or comparable documents of public officials and other sources, believed by us to be reliable, and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.
In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.
Based upon the foregoing, and subject to the qualifications, assumptions and limitations set forth herein, we are of the opinion that the Shares are or will be, upon issuance, duly authorized, and, when issued and sold in accordance with the terms and conditions of the Underwriting Agreement and in the manner contemplated by the Final Prospectus Supplement, will be validly issued, fully paid and non-assessable.
Our opinion is limited to the laws of the State of Delaware and the United States federal laws, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Securities under the securities or blue sky laws of any state or any foreign jurisdiction.
We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and to the use of this firm’s name therein and in the Prospectus under the caption “Legal Matters.”  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act and the rules and regulations promulgated thereunder.
Sincerely yours,
/s/ Ballard Spahr LLP